UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2024 (December 3, 2024)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street, Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On December 3, 2024, Humana Inc. (the “Company”) announced that in order to pursue personal and professional goals, Susan M. Diamond will be transitioning from her current role as Chief Financial Officer on January 10, 2025 (the “Transition Date”), after which she has agreed to serve in an advisory capacity to the Company through December 31, 2025 (the “Transition Period”). Ms. Diamond’s departure is not related to any disagreement with the Company, including with respect to the Company’s operations, policies or practices.

In connection with the transition, Ms. Diamond entered into an agreement with the Company (the “Agreement”), the material terms of which are summarized below. The payments and benefits to which Ms. Diamond is entitled under the Agreement are generally subject to Ms. Diamond’s compliance with the terms and conditions of the Agreement.

Pursuant to the terms of the Agreement, Ms. Diamond agreed to continue to provide strategic advisory services after the Transition Date until December 31, 2025, and thereafter transition to the Company’s variable staffing pool (“VSP”) (temporary worker status) until March 1, 2027 (the “VSP Period”). Until December 31, 2025, Ms. Diamond will continue to receive her current base salary, annual incentive plan opportunity and benefits. During the VSP Period, Ms. Diamond will not receive a salary, but will be paid an hourly rate for any work performed for the Company, including: (i) continuing to serve on the boards of various joint venture and minority investment companies in the Company’s investment portfolio, (ii) advising the Company’s business teams as requested regarding ongoing operational and regulatory matters, including participating in public policy matters, and (iii) serving as a strategic consultant to the Company to assist in the transition.

Under the Agreement, Ms. Diamond will not receive any additional compensation or benefits, other than continued vesting of equity in accordance with applicable provisions under the Company’s stock incentive plan, and other existing compensation and benefits programs generally available to the Company’s associates, including VSP associates.

At the end of the Transition Period, Ms. Diamond will receive, subject to her execution of a general release of claims and compliance with applicable non-compete and non-solicit covenants, benefits pursuant to Section 3 of the Company’s Executive Severance Policy.

On December 3, 2024, the Company also announced the appointment of Celeste Mellet, age 48, to serve as the Company’s Chief Financial Officer, effective as of January 11, 2025. See the attached press release for additional biographical information concerning Ms. Mellet.

There are no arrangements or understandings between Ms. Mellet and any other persons pursuant to which she will be appointed the Company’s Chief Financial Officer. There is no family relationship between Ms. Mellet and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Mellet that would require disclosure pursuant to Item 404(a) of Regulation S−K under the Exchange Act.

The terms of Ms. Mellet’s employment with the Company are described in an offer letter (the “Offer Letter”), which provides for a base salary of $975,000 and eligibility to participate at the 125% level in the Company’s short-term incentive plan under the same terms as other Company executive officers. Under the Offer Letter, upon commencement of her employment Ms. Mellet will receive an initial equity award comprised of restricted stock units with a value equal to approximately $6,000,000 on the date of grant. In connection with the Company’s annual long-term incentive compensation program for 2025, Ms. Mellet will receive a total annual equity grant value of $4,000,000 (the “2025 Annual Grant”), made in the ordinary course of business in connection with the Company’s customary granting practices, and will include the same grant date, vesting schedule, and award mix (performance-based stock units, restricted stock units, and stock options) as approved by the Company’s Organization & Compensation Committee for all of the Company’s executive officers. Ms. Mellet will also receive a cash sign-on payment (“Sign-On”) in the aggregate amount of $7,300,000, payable in three installments as follows: (1) the first installment of $6,000,000, within 45 days of Ms. Mellet’s first date of employment, (2) the second installment of $700,000, on or near the first anniversary of Ms. Mellet’s first date of employment, and (3) the third installment of $600,000, on or near the second anniversary of Ms. Mellet’s first date of employment. The Offer Letter provides for the repayment of some or all of the Sign-On if Ms. Mellet voluntarily leaves employment by the Company prior to completing certain service time requirements. These payments and grants to Ms. Mellet are intended to replace certain elements of compensation to which Ms. Mellet was entitled to or eligible for in connection with her prior employment.

The Offer Letter also describes Ms. Mellet’s participation in the Company’s Executive Severance Policy, Change in Control Policy, and other standard benefits and perquisites under the Company’s current policies and procedures, including health, dental and vision coverage, and a matching charitable contribution benefit of $30,000 annually.

The foregoing summaries of the Offer Letter and the Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the Offer Letter, as applicable, a copy of each of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2024.

Item 7.01 Regulation FD Disclosure.

Members of the Company’s senior management team are scheduled to meet with investors and analysts at various meetings between December 3, 2024 and December 31, 2024. During these meetings, the Company intends to reaffirm its guidance of at least $12.89 in diluted earnings per common share (“EPS”) or at least $16.00 in adjusted earnings per common share (“Adjusted EPS”), in each case for the year ending December 31, 2024 (“FY 2024”). This guidance is consistent with the guidance issued in Humana’s press release dated October 30, 2024.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, provides a comprehensive perspective to more accurately compare and analyze the Company’s core operating performance over time. Consequently, management uses Adjusted EPS as a consistent and uniform indicator of the Company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2024 Guidance
GAAP	approximately $12.89
Amortization of identifiable intangibles	0.50
Put/call valuation adjustments associated with Company's non-consolidating minority interest investments	1.17
Impact of exit of employer group commercial medical products business	1.14
Value creation initiatives	1.25
Cumulative net tax impact of non-GAAP adjustments	(0.95)
Adjusted (non-GAAP) – FY 2024 projected	approximately $16.00

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, CFO Transition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Joseph M. Ruschell
Joseph M. Ruschell
Vice President, Associate General Counsel & Corporate Secretary

Dated: December 3, 2024